Adamis Pharmaceuticals Corporation S-8

EXHIBIT 5.01

January 28, 2015

Adamis Pharmaceuticals Corporation
11682 El Camino Real Road, Suite 300
San Diego, CA 92130

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about January 28, 2015, in connection with the registration under the Securities Act of 1933, as amended, of 1,532,597 (the “Shares”) of the Company’s Common Stock pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have examined such documents, certificates and records as we have deemed appropriate for purposes of this letter.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

As to matters of fact relevant to this opinion, we have relied solely upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters, without having independently verified such factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware constitution and reported judicial decisions relating thereto.

In connection with our opinion expressed below, we have assumed that, at or before the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.

Based on the foregoing, it is our opinion that the 1,532,597 Shares that may be issued and sold by the Company upon the exercise of options or pursuant to other awards granted or to be granted under the Plan, when issued, sold and delivered in accordance with the Plan and applicable award agreements entered or to be entered into thereunder, and in the manner and for the consideration stated in the Registration Statement and the relevant prospectus included therein, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Weintraub Tobin Chediak Coleman Grodin Law Corpoation
WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN LAW CORPORATION